EXHIBIT 10.27

                       SECOND LEASE MODIFICATION AGREEMENT

        THIS AGREEMENT made this 12th day of February 1998 between Salpat Realty, Inc., a Sub-Chapter S New Jersey Corporation, having an office at 348 New County Road, Secaucus, New Jersey 07094 (hereinafter referred to as "Landlord") and F & G Mechanical Corporation, a New Jersey Corporation having an address at 348 New County Road, Secaucus, New Jersey (hereinafter referred to as "Tenant").

                              W I T N E S S E T H:

        WHEREAS, as Landlord and Tenant have entered into a lease at certain premises located at Secaucus, New Jersey pursuant to a lease dated June 30, 1994, as amended by the First Lease Modification Agreement dated June 30, 1994 (together, the "Lease"); and

        WHEREAS, as a condition to and concurrent with the sale of the capital stock of Tenant, the Tenant desires to and Landlord agrees to amend such lease to more clearly delineate the responsibilities of the parties with regard to certain matters.

        1. Amendment. The Lease is hereby amended by the insertion, immediately following Article 12 and 38, of the following text, respectively:

               Article 12A:  Insurance

               Any policies required hereunder shall contain a waiver of subrogation provision.

               Article 39:   Hazardous Substances

               Tenant shall indemnify, protect and hold harmless Landlord and each of its respective subsidiaries from and against all costs and damages incurred by Landlord in connection with the presence, emanation, migration, disposal, release or threatened release of any oil or other petroleum products or hazardous materials or substances on, within, or to or from the Premises as a result of (i) the operations of the Tenant,
        (ii) the activities of third parties affiliated with Tenant or invited on the Premises by Tenant, and (iii) the activities of any unrelated third parties on the Premises at any time during Term. Landlord shall indemnify, protect and hold harmless Tenant and each of its respective subsidiaries from and against all costs and damages incurred by Tenant in connection with the presence, emanation, migration, disposal, release or threatened release of any oil or other petroleum products or hazardous materials or substances on, within, or to or from the Premises as a result of (i) any activity or action prior to the Commencement Date, (ii) the condition of the Premises prior to the Commencement Date, including any future manifestations of such conditions, (iii) the activities of Landlord or (iv) the activities

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        of any unrelated third party not on the Premises. Each party agrees that such party will promptly give written notice to the other party of any investigation, claim, demand, lawsuit or other action by any governmental or regulatory agency or private party involving the Premises and any hazardous substance or environmental law of which such party has actual notice.

        2.      No Other Modifications

        Except as expressly modified herein, the terms of the Lease (including the riders thereto) are hereby confirmed and shall remain in full force and effect and are hereby incorporated herein as if set forth more particularly at length herein.

        3.      Miscellaneous

        All terms used herein shall have the same meaning as proved in the Lease unless a different meaning is expressly provided for herein. This agreement shall be governed by and construed under the laws of the State of New Jersey. This Agreement shall be binding upon and inure to the benefit of the parties thereto, their successors and permitted assigns.

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed by their proper corporate officers as of the day and year first above written.

                                    Landlord:

                                    SALPAT REALTY, INC.

                                    By:  /s/ SALVATORE P. GIARDINA

                                    Tenant:

                                    F & G MECHANICAL CORPORATION

                                    By: /S/ SALVATORE FICHERA

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                       FIRST LEASE MODIFICATION AGREEMENT

        THIS AGREEMENT made this 30th day of June, 1994 between Salpat Realty, Inc. a Sub-Chapter S New Jersey Corporation, having an office at 348 New County Road, Secaucus, New Jersey 07094, (hereinafter referred to as "Landlord") and F & G Mechanical Corporation, a New Jersey Corporation having an address at 348 New County Road, Secaucus, New Jersey (hereinafter referred to "Tenant").

                              W I T N E S S E T H:

        WHEREAS, the Landlord and Tenant desire to amend the lease dated June 30, 1994 (the "Lease"); and

        WHEREAS, the Landlord and Tenant desire to amend the lease to amend the term of the lease pursuant to Article 2.1 of said lease.

        NOW THEREFORE, in consideration of $10.00 in hand, well and truly paid and the covenants contained herein, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

        1.  LEASE TERM

               a) The subject Lease is hereby extended to December 31, 2002.

        2.  NO OTHER MODIFICATIONS

        Except as expressly modified herein, the terms of the Lease (including the riders thereto) are hereby confirmed and shall remain in full force and effect and are hereby incorporated herein as is set forth more particularly at length herein.

        3.  MISCELLANEOUS

1. All terms used herein shall have the same meaning as proved in the Lease unless a different meaning is expressly provided for herein. This Agreement shall be governed by and construed under the laws of the State of New Jersey. This Agreement shall be binding upon and inure at the benefit of the parties thereto, their successors and permitted assigns.

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        I WITNESS THEREOF, the parties hereto have caused this Agreement to be signed by their proper corporate officers as of the day and year first above written.

                                                   Landlord:
                                                   Salpat Realty, Inc.

                                                   By: /s/ SALVATORE P. GIARDINA

                                                   Tenant:
                                                   F & G Mechanical Corporation

                                                   By: /s/ SALVATORE FICHERA

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
        THIS LEASE, made this 30th day of June, 1994 between SALPAT REALTY, INC. a New Jersey Corporation, having an office at 348 New County Road, Secaucus, New Jersey 07094 (hereinafter called the "Landlord") and F&G MECHANICAL CORP. having an address at 348 New County Road, Secaucus, New Jersey (hereinafter called "Tenant").

                               W I T N E S S E T H

        Article 1:    PREMISES

        Landlord hereby leases to Tenant, and Tenant hereby hires from Landlord, upon and subject to the terms, covenants and conditions herein set forth, a portion of the lands and of the Building containing a total of approximately 38,000 square feet of space therein by Landlord (hereinafter called the "Building") in Secaucus, New Jersey to be renovated in accordance with plans and specifications annexed hereto as Exhibit B. Said portion of the lands and Building, containing approximately 7,264 square feet of office space and 7,311 square feet of warehouse space (outlined in red on the site plan attached hereto as Exhibit A), are hereinafter referred to as the "Premises" or Demised Premises";

        SUBJECT TO (a) any and all existing encumbrances, conditions, rights, covenants, easements, restrictions, and right of way, of record, and other matters of record, if any, applicable zoning and building laws, regulations and codes, and such matters as may be disclosed by inspection or survey provided, however Landlord represents that the Premises may be used and occupied for the purposes set forth herein; (b) easements now or hereinafter created by Landlord in under, over, across and upon strips of land running along all lot lines of the Demised Premises for sewer, water, electric, gas, and other utility lines and services new or hereinafter installed.

        TO HAVE AND TO HOLD the Demised Premises for the term, at the rents, and upon the conditions as hereinafter provided.

        Landlord and Tenant hereby expressly covenant to keep, perform and conditions contained herein on their respective parts to be kept, performed, and observed.

        Article 2:    TERM; COMMENCEMENT

2.1 Subject to the provisions of Article 38 the term of this Lease is five

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(5) years beginning on the Commencement Date (as in hereafter defined)plus the fractional month, if any, between the Commencement Date if it falls on a day other than the first day of the month, and the first day of the following month. If the Commencement Date is not the first day of the month, the term shall end on the last day of the month in which the fifth (5th) anniversary of the Commencement Date. For purposes of this lease, a lease year shall be each consecutive period of 12 calendars months of the term plus any fractional month at the beginning of the term.

        2.2 For purposes of this Lease the phrase "Commencement Date" shall mean the date on which the last of all the following shall have occurred or been performed:

               (i)         The Landlord's architect or engineer shall have
                        certified to Tenant in writing that the Landlord's work is ( as hereinafter defined) in the Demised Premises are substantially complete in accordance with the plans and specifications therefore, and that they shall substantially complete and reasonable ready for use and occupancy by Tenant, for purposes of performing Tenant's work (as hereinafter defined);

        2.3 The Landlord's work at the Demised Premises shall be deemed substantially complete and ready for use and occupancy be Tenant for the performance of Tenant's Work when the conditions referred to in paragraph 2.2 have occurred and been performed notwithstanding that insubstantial items of construction, installation, finishing work or mechanical adjustment remain to be done which (or the completion of which) will not unreasonably interfere with the Tenant's use and occupancy. Landlord, shall, however diligently complete all such incomplete items in an unreasonable manner. For purposes of this lease Landlord's Work shall be the work to be completed by Landlord at Landlord's expense as provided in the Building Design Criteria included in Exhibit B annexed hereto.

        2.4 Tenant shall be notified of the projected Commencement Date and Tenant shall be notified when the Premises are sufficiently ready for Tenant to enter upon the premises for the purpose of installing its trade fixtures and making premises ready for its occupancy (hereunder referred to as "Tenant's Work"); provided, however, Tenants shall not interfere with Landlord's Work in completing the premises and shall employ only under labor in connection therewith. In the event Tenant is permitted to enter the premises to install its fixtures and equipment prior to the Commencement Date of this Lease, a certificate of insurance covering Tenant or its subcontracts is required.
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        2.5 Notwithstanding the foregoing, in the event Tenant occupies or uses the Premises for the conduct of its business prior to the Commencement Date, the Commencement Data and the Rent Commencement Date shall be accelerated to the date of the commencement of such use by Tenant. Tenant's use of the Premises for the purposes set forth in Article 2.4 shall not constitute the use of the premises for the conduct of its business.

        Article 3:    PLANS AND CONSTRUCTION

        3.1 The parties have approved and signed for purposes of identification outline plans and specifications for the renovation of the Demised Premises which are attached hereto as Exhibit B and made a part hereof.

        3.2 Landlord shall diligently prosecute the Landlord's Work in accordance with the final plans in a good and workmanlike manner, by mechanics skilled in their respective trades, and in accordance with all applicable laws. The Commencement Date of this lease shall not be deferred for any period of delay in the substantial completion of the Demised Premises caused by Tenant, its agents, contractors of employees.

        3.3 Landlord shall not be a default under this lease or liable to Tenant in any manner for any damages by reason of delays in the performance of any covenant or condition of this Lease if such delay is caused by Tenant or its agents, contractors or employees, present or future governmental regulations, restrictions or controls, strikes, lockouts, or other labor disputes, shortages or unavailability of material or labor, acts of God, civil commotion or other causes or conditions, whether similar or not to be foregoing, which are beyond the reasonable control of the Landlord.

        Article 4:    RENT

        4.1 Tenant agrees to pay to Landlord commencing on the date which is the later to occur of the Commencement Date or June 30, 1994 (hereinafter referred to as the "Rent Commencement Date") a Fixed Annual Net Rent at the rates set forth on the Rent Schedule annexed hereto as Exhibit C in equal monthly installments shall be payable in advance on the first day of each month during the term hereof without notice of demand, and without deduction, abatement, or set off for any reason whatsoever, except as in this Lease specifically provided. The first monthly installment shall be paid on the date hereof. If the Rent Commencement Date shall be on a day other than the first day of a calendar month, the Fixed Rent of such first fractional month shall be prorated and shall be paid by Tenant to Landlord on said date. All amounts payable hereunder, as well as other amounts payable by Tenant to Landlord under the terms of this lease, shall be paid at the office of the Landlord set forth above or at such other places as Landlord may from time to time designate by notice to Tenant.
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        4.2 Upon substantial completion of the Building, Landlord's architect shall certify in writing to Landlord and Tenant the number of square feet of floor area contained in the Demised Premises measured from exterior wall to exterior wall.

        4.3 It is intended that the Fixed Rent provided for in paragraph 4.1 shall be absolutely net return to Landlord throughout the term hereof, free of any expense charge or other deduction whatsoever, with respect to the Demised Premises, the Building and/or the ownership, leasing, operation, management, maintenance, repair, rebuilding, use or occupation thereof or any portion thereof with respect to any interest of Landlord therein.

        4.4 In the event that any installment of rent due hereunder is not received when due a "late charge" of $.04 for each dollar so overdue may be charged by Landlord for each month or part thereof that the same remains overdue. This charge shall be in addition and not in lieu of any other remedy the Landlord may have under the circumstances and it its in addition to any reasonable fees and charges of any agents or attorneys Landlord may employ on any rental default hereunder whether authorized herein or by law. Any such "late charges" if not previously paid shall, at the option of the Landlord, be added to and become part of the succeeding rental payment to be made hereunder.

        Article 5:    REAL ESTATE TAXES

        5.1 Throughout the term of this lease, Tenant agrees to pay to Landlord, or directly to the appropriate governmental authority as provided in Article 5.3, as additional rent hereunder five (5) days in advance of the final due date therefore without interest or penalty, in immediately available funds for its proportionate share of all real estate taxes, assessments, sewer rents, water charged and all other taxes and charges in the same categories and any payment in lieu of real estate taxes payable with respect to the Demised Premises (sometimes hereinafter referred to collectively as "Impositions" levied, assessed, imposed, or attributable to the Land and Building or arising from the use, occupancy or possession of the Demised Premises. If any assessment is payable in annual installments or in a lump sum,, there shall be added to the amount of the real estate taxes payable for the calendar year in which such assessment is payable and each subsequent calendar year only that amount of such assessment, together with such interest thereon, as would have been payable to the municipality in said calendar year if Landlord had elected to pay said assessment in annual installments.

        5.2 The Land and Building presently constitute part of a single tax lot. The impositions to be paid by Tenant under this Article shall be determined as follows: (a) (i) real estate taxes shall be the sum of (1) such taxes attributable to the Building and related improvements calculated by multiplying the assessed valuation thereof by the then applicable tax rate (provided, however, that is such assessed valuation covers buildings and improvements other than the Building, such taxes attributable to the Building and related improvements shall be determined by apportioning the same based upon the square footage of the Building and related improvements as compared to the total square footage of all buildings and improvements which constitute a part of said tax lot measured as provided in paragraph 4.2 above, and taking into account the character of such other buildings and improvements) and apportioning the result in a square footage basis and (2) such taxes attributable to the Land calculated by multiplying the assessed valuation of the entire Land portion of the tax lot by then the applicable tax rate and apportioning the result on a square footage basis, or (ii) such charges payable twice respect to the land and Building in lieu of real estate taxes (including charges levied pursuant to any real estate tax abatement) apportioned on a square footage basis as foresaid: and (b) other Imposition not separated fixed shall be equitably apportioned on a square foot basis.

        5.3 If such separate tax lot, assessment and bill is obtained for the Land and Building , Tenant agrees to pay all Impositions directly to the appropriate governmental authority as and when the same become due. Tenant shall furnish to Landlord within 10 days after the date on which any such Imposition is due and payable satisfactory evidence of any payment thereof.

        5.4 Impositions, as is allocable to the demised term, provided however, that such apportionment shall be subject to set-off by Landlord if Tenant shall then be in default of any term, covenant or condition of this lease.

        5.5 Tenant, at its own cost and expense, may contest any such Impositions in any manner permitted by law, in Tenant's name, and whenever necessary, in Landlord's name. Landlord will cooperate with Tenant and execute any document of pleadings required for such purpose.. Such contest may include appeals from any judgment, decreed or orders until a final determination is made by a court of governmental department or authority having final jurisdiction in the matter. However, notwithstanding, such contest, Tenant shall pay the contest Imposition in the manner and on the dates provided for in this Article. Any tax refund with respect to Impositions paid by Tenant shall be property of the Tenant.

        5.6 Subject to the provisions of Article 35, Tenant shall not be obligated or required to pay for any franchise, excise, corporate, estate, inheritance, succession capital levy of transfer tax of Landlord, or any income, profit or revenue tax upon the income ort receipts of Landlord, or any other tax, assessment, charge or levy upon the rent reserved under this Lease, or any tax or other Imposition, charge or levy (i) not commonly deemed to be a real estate tax, and (ii) not arising solely from the ownership, occupation or operation of the Demised Premises, although the same may be or become a lien upon the real property or improvements thereon, nor shall Tenant be obligated or required hereunder to pay interest, amortization or principal on any mortgage governing or affecting the fee or Ground Lease of the Demised Premises.

        5.7 If during the term if this lease there shall be levied or assessed any Imposition in rents or against the Fixed Rent or against Landlord or the Demised Premises and substitute in whole or in part of real setae taxes on land or buildings, such Imposition shall be included within those payable by Tenant pursuant to paragraphs 5.1 an 5.3 above.

        Article 6:    PUBLIC UTILITY CHARGES

        Tenant shall pay all charges for gas, water, sewer, electricity, heat or other utility or service supplied to the Demised Premises (including Tenant's proportionate share, on a square footage basis, of all common areas, if any), and the cost of repair, maintenance, replacement, and reading of any meters measuring Tenant's consumption thereof. In the event separate water meters are not obtained, Tenant shall pay its proportionate share of such charges, on a square footage basis. Tenant expressly agrees that Landlord shall not be responsible for the failure to supply to Tenant any of the aforesaid, or any other utility service, Landlord shall not be responsible for any public or private telephone service to be installed in the space.

        Article 7:    USE AND COMPLIANCE WITH LAWS, ETC.

        7.1 Tenant shall use and occupy the Demised Premises for an office and warehouse facility. Tenant shall not use, permit or suffer the use of the Demised Premises, or any part thereof for any hazardous or illegal purpose.

        7.2 Tenant shall, at its expense, promptly comply, or cause compliance, with all laws and orders, rules, regulations and requirements of all federal, state, county and municipal governments, and appropriate departments, commissions, boards and offices thereof, foreseen or unforeseen, ordinary as well as extraordinary, and whether or not the same shall presently by within the contemplation of the parties hereto or shall involve any change of governmental policy or require extraordinary or structural repairs (other than those which Landlord is required to make under paragraph 9.2), alterations, equipment or addictions or any work of any kind and irrespective of the cost thereof which may be applicable to Demised Premises, including, without limitation , the fixtures and equipment thereof and the sidewalks, curbs and walks, if any, adjoining the Demised Premises, for the purposes to which the Premises are put, or manner of use the Premises at the commencement of or during the terms.

       7.3 Tenant, after notice to Landlord may contest by appropriate legal proceedings, without cost or expense to Landlord, the validity of any law, ordinance, order, rule, regulation or requirement of nature herein referred to, provided, however, that (a) such non-compliance shall not constitute a crime on the part of the Landlord, (b) Tenant shall first reasonably satisfy Landlord concerning its financial ability to comply with such law, ordinance, order, rule, regulation or requirement, and (c) Tenant shall indemnify Landlord against any and all liability loss and damage which Landlord may sustain by reason of Tenants' failure to delay in complying therewith. Tenant shall prosecute such contest and Tenant shall cooperate with Landlord in prosecuting such contest and Landlord may, if required, continue in Tenant's name. In any event, however constitute a default of any of the provisions of any mortgage reasonably with Tenant, and to use execute any documents or pleading reasonably required for the purpose of any such contest, provided that the same shall be without cost or expense to Landlord. Landlord shall have the right, but not the obligation to contest by appropriate legal proceedings, at Landlord's expense, and such law, ordinance, rule, regulation or requirement.

       7.4 No abatement, diminution or reduction of the annual rent, or of any additional rent or other charges required to be paid by Tenant pursuant to the terms of the Lease, shall be claimed by or allowed to, the Tenant for any inconvenience, interruption, cessation or loss of business or otherwise caused directly or indirectly by any present or future laws, rules, requirements, orders, directions, ordinances, or regulations of the United States of America, or of the State, County or City government or of any other municipal, governmental, or lawful authority whatsoever, or by priorities, rationing, or curtailment, of labor, or materials, or by war, civil commotion, strikes or riots, or any matter or thing resulting therefrom, or by any other or causes beyond the control of the Landlord, nor shall this Lease be affected by and such causes. Subject to the provisions of paragraph 4.2, no diminution of the amount of space used by Tenant caused by legally required change in the construction, equipment, operation or use of the Demised Premises shall entitle Tenant to nay reduction or abatement of the annual rent, additional rent or any other charges required to be paid by Tenant hereunder, the provisions of this paragraph are expressly made subject to the provisions of Article 14 hereof.

       Article 8:     INDEMNIFICATION; COSTS IN OBTAINING POSSESSION:

       8.1 Tenant covenants and agrees at its sole cost and expense to indemnify and save harmless Landlord against and from any loss, cost expense, and liability, from claims by third parties including without being limited to, reasonable attorney's' fees and court costs, arising from or in connection with
(a) the conduct or management of, or from, any work, or thing whatsoever, done in or on the Demised Premises prior to or during the demised term (other than any work or thing done by or at the instance of Landlord or its servants or employees : (b) any breach or default on the part of Tenant in the performance of any covenant of agreement on the part of Tenant to be performed pursuant to the terms of this Lease; (c) any act or negligence of Tenant , or any its agents, contractors, servants, employees or licensees, of (d) any accident , injury or damage whatsoever caused to any person , firm or corporation occurring during the demised term, in or on the Demised Premises except to the extent caused y Landlord's negligence; and in case any action or proceeding is brought against Landlord by reason of any claims covered by the foregoing indemnity, Tenant, upon notice from Landlord agrees to resist or defend such action or proceeding by counsel reasonably satisfactory to Landlord. Counsel for Tenant's insurance carrier shall be deemed satisfactory.

        8.2 Tenant agrees to pay, and to indemnify Landlord against all legal cost and charges, including counsel fees, lawfully and reasonably incurred in obtaining possession of the Demised Premises after default of Tenant, or upon expiration of earlier termination of the demised term, or in enforcing any covenant or agreement of Tenant herein contained.

     Article 9: MAINTENANCE AND REPAIRS, COVENANT AGAINST WASTE AND RIGHT OF
                INSPECTION

        9.1 Tenant shall, throughout the demised term and at no expense whatsoever to Landlord, take good care of the Demised Premises (including Tenant's proportionate share of all common areas, if any), and shall not do or suffer any repairs to the Demised Premises, including but not limited to, all Building equipment, heating, air conditioning, plumbing, and electrical systems, of every kind and nature, interior and exterior, ordinary as well as extraordinary, foreseen as well as unforeseen (other than those which Landlord is obligated to make) necessary to keep Premises in good and lawful order and condition. When used in the Article, the term "repairs" shall include replacement, restoration and/or renewals when necessary. The provisions and conditions of Article 11 applicable to changes or alterations shall similarly apply to repairs required to be done by Tenant under this Article. Tenant shall keep and maintain all portions of the Demised Premises (including Tenant's proportionate share of all common areas, if any, ) including, without limitation, all Building equipment, heating, air conditioning, plumbing, and electrical systems .and the sidewalks, landscaping and lawn areas adjoining same, in a clean and orderly condition, free of accumulation of dirt and rubbish, and Tenant shall mot permit of suffer any overloading of the floors of the Demised Premises. Tenant shall keep the interior and exterior walls and areas of the Demised Premises clean and in good order and condition. Tenant shall, at its expense, remove or plow all snow and refuse from the premises. In the event Tenant plows snow, same shall be done in a manner so as not to interfere with the use and occupancy of the Building by any other tenants or their invitees.

        9.2 Landlord shall make available to Tenant all warranties and guarantees on materials, equipment and systems received by it in connection with the construction of the Building.

        9.3 Tenet shall permit Landlord and the authorized representative of Landlord, upon notice which is reasonable under the circumstances, to enter the Demised Premises at reasonable times during usual business hours for the purpose of exhibiting or inspecting the same and or curing any defaults on the part of Tenant in making any necessary repairs to the Demised Premises, or in the performance of any work therein that may be necessary to comply with any laws, ordinances, rules, regulations or requirements, of any public authority, or that may be necessary in case of emergency. Nothing in this Section 9.3 shall imply any duty upon the part of the Landlord to any such work or make any alterations or repairs, additions or improvements to the Demised Premises, of any kind whatsoever except as in the lease specifically provided. The performance thereof by failing to perform the dame. Unless caused by Landlord's inconvenience, annoyance, disturbance, loss of business or other consequential damage of the Tenant or any other occupant of the Demised Premises or part thereof, by reason of making repairs or the performance of any work on the Demised Premises or on account of bringing material, supplies and equipment into or through the Demised Premises during the course thereof and the obligations of Tenant under this Lease shall not thereby be affected in any manner whatsoever, Landlord will exercise due diligence not to interfere with Tenant's business operation, but shall not be required to employ overtime labor to avoid such interference.

        Article 10:   MECHANIC'S LIENS

        10.1 Tenant shall not suffer or permit any liens to stand against the Demised Premises or any part thereof by reason of work, labor, services or materials done for, or supplied, or claimed to have been done for, or supplied to, Tenant or anyone holding the Demised Premises or any part thereof through under Tenant. If such lien shall at any time be field against the Demised Premises, Tenant shall cause the same to be discharged of record within 15 days after the date of filing the dame, by either payment, deposit or bond. If Tenant shall fail to discharge any such lien within such period (or such period as may be required by any mortgagee to which this lease is subordinated), then, in addition to any other right or remedy of Landlord, Landlord may, but shall not be obligated , procure the discharge of the same either by paying the amount claimed to be due buy deposit in court or bonding, and/or Landlord shall be entitled , if Landlord so elects, to compel the prosecution of an action for the foreclosure of such lien by the linear with interest, costs, and allowances. Any amount paid or deposited by Landlord for any of the aforesaid purposes, and all legal and other expensed by Landlord , including reasonable counsel fees, in defending any such action or in or about procuring the discharge of such lien, with all necessary disbursements in connection therewith, together with interest thereon at the then maximum legal rate per annum from the date of payment or deposit, shall become due and payable forthwith by Tenant to Landlord, or, at the option of Landlord, shall be payable by Tenant to Landlord as additional rent,, as provided in Article 15 hereof.
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        10.2 Nothing in this Lease shall be deemed to be, or construed in any way as constituting, the consent or request of Landlord, expressed or implied, by inference or otherwise, to any person , firm or corporation for the performance of any labor or the furnishing of any material s for any construction, rebuilding, alteration or repair of or to the Demised Premises or any part thereof, nor as giving Tenant any right, power or authority to contract for or permit the rendering of any services for the furnishing of any materials which might in any way give rise to the right to file any lien against Landlord's interest in the Demised Premises. Landlord shall have the right to post and keep posted at all reasonable times on the Demised Premises any notices which Landlord shall be required to so post for the protection of Landlord and Demised Premises from any such lien.

        Article 11:   ALTERATIONS

        11.1 Tenant shall not make, or cause, or permit the making of (a) any structural alterations, additions, or improvements in or to the Demised Premises or (b) any non-structural alterations, additions or improvements equal to or exceeding a cost of $50,000.00 for any one project, or in the Demised Premises without obtaining Landlord's prior written consent thereto in each instance, which consent shall not be unreasonably withheld in the case of non-structural alterations, or improvements costing less than said amount Landlord's consent will be required if the same should reduce the value, size, or generality of the same building or would not be of architectural harmony with the Building . In addition, any approval by Landlord as aforesaid may be upon condition that Tenant furnishes to Landlord such evidence of Tenant's financial ability to assure completion as Landlord may reasonably require. If Landlord shall so elect (upon approval of such alterations, or if approval has not required, then at any time prior to the termination of the lease), Tenant shall, at its sole cost and expense, remove any structural or non-structural alterations, additions, and improvements at the expiration of or other termination if this Lease and repair all damage caused by removal and restore the Premises to the condition they were in prior to the installation f any such alteration, addition, or improvement. Nothing herein contained shall be construed in any way to restrict Tenant's right to make any alterations, additions, or improvements in Tenant's right to make any alterations, additions, or improvement, in Tenant's won movable trade fixtures. The provisions of this Article 11 are subject to the terms and conditions of any mortgagee is required for such work, such consent shall be obtained by Tenant before any such work is commenced. Preliminary plans and specifications showing such proposed alterations, additions, and improvements shall be submitted to Landlord for approval upon the application for its consent, if required: together with a contractor's estimate of the cost thereof any changes in said plans and specifications shall be submitted to Landlord for approval.

11.2 In connection with any alteration, addition or improvement, by this Article, and any repairs or restoration work contemplated by this other terms and conditions of this Lease, Tenant shall comply with all applicable laws, regulations, ordinances, and order and shall procure all requisite permits at its expense. The originals of all such approvals, authorizations and permits shall be delivered to retained by Landlord. Landlord will, on written request from Tenant, execute any documents unnecessary to b e signed on its part to obtain any such permit, provided that Tenant shall discharge any expense or liability of Landlord in connection therewith, All alterations, additions, and improvements made hereunder by Tenant shall be performed using union labor, in a first class, workmanlike manner.

        11.3 All alterations, changes and additions (other than Tenant's trade fixtures) made by Tenant shall upon installation immediately be and become part of the realty and the sole absolute property of Landlord and shall remain upon and be surrendered with the Demised Premises at the expiration or other termination of the Lease unless Landlord shall have elected as provided in paragraph 11.1 above that any such alterations, changes, and additions be removed, in which event they shall be removed by Tenant and the premises restored to their original condition at Tenant's expense upon or prior to the expiration of the term.

        Article 12:   INSURANCE

        During the term hereof, Tenant shall at its own cost and expense provide and keep in force the following insurance:

        a) Comprehensive public liability insurance for the mutual benefit of Landlord and Tenant against claims for bodily injury, death or property damage occurring in or about the Demised Premises and the Building (including, without limitation bodily injury, death, or property damage resulting directly or indirectly from or in connection with any change, alteration, improvement, or repair thereof.) with limits of not less than $3,000,000 for bodily injury or death to any one person and $5,000,000 for bodily injury or death to any number of persons, and property damage with limits of not less than $250,000 which insurance may be carried under a so-called "blanket policy". Commencing with the second lease year and continuing thereafter for each lease year during the term of this Lease the amounts of Comprehensive public liability insurance to be carried by Tenant hereunder shall be increased by the yearly percentage increase in the consumer price index (for urban wage earners and clerical workers for New York, N.Y. and Northeastern new Jersey) over said years; in the event said index decreases, the insurance coverage shall be maintained in the same amount as the preceding year.

        b) Insurance covering the Demised Premises against loss or damage by fire and lightning and such risks as are customarily included in extended coverage endorsements attached to fire insurance policies covering property similar to such Premises in an amount equal to 100% of the full replacement value thereof as same might increase from time to time or such higher amount as either may be required by he holder o any mortgage covering the Premises or is necessary to prevent Landlord and/or Tenant from becoming a co-insurer.

        c) Rent insurance with broad from extended coverage endorsement in an amount equal to the Fixed Rent, Impositions, and all other charges payable by Tenant pursuant to this Lease for a period of one year.

        d) Such other insurance, in such amounts that may from time to time be reasonably requested by Landlord against other insurable hazards which at the time are reasonably available and commonly insured against in the case of Premises, its construction, use and occupancy, including but not limited to, war damage, boiler insurance (if applicable) and machinery insurance.

        12.2 All insurance to be provided and kept in force by Tenant under the provisions hereof shall name the insured Landlord and Tenant as their respective interests may appear, except that the insurance carried pursuant to Article 12.1
(b) shall also be carried in favor of the Ground Lessor and the holder of any mortgagee clause shall be attached to the appropriate policies, Insurance carried pursuant to the Article 12.1 (b) provide that the loss, if any, shall be adjusted with and payable to the party who will perform the work of restoration pursuant to Article 12 and such mortgagee as their interests may appear.

        12.3 All policies shall be obtained by Tenant certificate thereof of valid company binders shall be delivered to Landlord upon executing hereof and shall be taken in responsible companies reasonably satisfactory to Landlord and authorized to do business in the State of New Jersey. All policies shall be for period of not less than one year and shall contain a provision whereby the same cannot be cancelled unless Landlord is given at Lease 10 days written notice of such cancellation. Tenant shall procure and pay for renewals of such insurance from time to time and Tenant shall promptly deliver to Landlord certificate thereof or valid company under at least 30 days before the expiration thereof.

        12.4 Tenant hereby releases Landlord from any and all liability or responsibility to or anyone claiming through or under it by way of subrogation or otherwise, fir any loss or damage caused by fire, lightning, or any of the extended coverage casualties, whiter or nor insured, even if such fire or other casualty shall have been caused by the fault or negligence of Landlord, or anyone for whom Landlord may be responsible.

        Article 13:   DAMAGE OR DESTRUCTION

        If the premises shall be damaged by fire or any other cause , Tenant shall, at the election of Landlord, cause same to be restored, subject to an in accordance after the date of damage to perform the work of restoration with the proceeds of any insurance covering the Premises. If the cost of restoration as estimated by Landlord (a copy of which estimate shall be delivered by Landlord to Tenant within 90 days after the date of such loss) shall equal or exceed twenty-five percent (25%) of the replacement value of the Premises in their condition just prior to the occurrence of the damage, Landlord may, no than the 120th day following the damage , give Tenant a notice stating that it reflects to cancel this Lease; and in such even Tenant shall pay or assign to Landlord the proceeds covering such loss and/or the right to adjust or receive the same (provided, however , Tenant shall pay to Landlord the estimated cost of restoration in excess of such proceeds if such insurance does not comply with the insurance's to be carried by Tenant pursuant to paragraph 12.1 (b) above ), and thereupon shall expire surrender possession of the Premises on said date of the loss (or on which Tenant ceases to use the premises , if later) and any rent paid for any period beyond said date shall be repaid to Tenant. All restoration work shall be done and completed with due diligence and reasonable promptness, subject to ordinary delay and to delays beyond the control of the party performing the work and to delays in the making of insurance adjustments. Subject to the terms of any fee of ground lease mortgage covering the Demised Premises, the proceeds of any insurance payable as the result such damage shall be held by Landlord, as a trust fund to be used for the cost of restoration before being applied to any other purpose.

        13.2 In the event of any such damage by fire or other casualty which does not result in a cancellation of this lease as aforesaid, the provisions of this Lease shall be unaffected and Tenant shall remain and continue to be liable for the payment of the Fixed Rent, Impositions and all other charges required hereunder to be paid by Tenant as though no damage by fire or other casualty had occurred, and there shall be no abatement or reduction thereof except to the extent, if any, that Landlord shall receive the proceeds of rent insurance in lieu thereof.

          13.3 In the event that any of the insurance monies paid by the insurance company to Landlord or Tenant, as hereinabove provided, shall remain after the completion of such repairs, restoration, construction, or erection, the excess shall be the property of and paid to Landlord. If the insurance monies paid to Landlord or Tenant shall be insufficient to pay the entire cost of such work and replacement, Tenant agrees to pay deficiency.

        13.4 Tenant agrees to give prompt notice to Landlord with respect to all fires and casualties occurring upon the Demised Premises.

        Article 14:   CONDEMNATION

        14.1 If at any time during the term of this Lease, title to the whole or materially all of the Demised Premises shall be taken by the exercise of the right of condemnation or eminent domain (hereinafter referred to as the "proceedings") or by agreement between (Landlord and those authorized to exercise such right, or at Landlord's option if twenty-five percent (25%) or more of the Demised Premises are taken, this Lease shall terminate and expire on the date of such taking, the Fixed Rent and additional rent and other charges provided to be paid by Tenant shall be apportioned and paid to the date of such taking, and the total award in such proceedings shall be paid to Landlord. For the purpose of this Lease, "materially all of the Demised Premises" shall be deemed to have taken if the Premises a reasonably usable for Tenant's business purposes shall be settled by arbitration to be held in New Jersey in accordance with the rules of the American Arbitration Association then in effect. Judgement may be entered o the arbitrator's determination in any court having jurisdiction and the parties consent to the jurisdiction of the New Jersey courts for this purpose.

        14.2 If at any time during the term of this lease title to less than materially all o the Demised Premises shall be taken as aforesaid, the entire award shall be paid to Landlord and the Landlord shall restore the Premises to and architecturally complete unit with reasonable promptness, subject to ordinary delays beyond Landlord's control. The proceeds of award shall be held by Landlord or Ground Lessor pursuant to the Ground Lease, as a trust fund to be used for the cost for restoration before being applied to any other purpose.

        14.3 If title to less than materially all of the Demised Premises shall be taken as aforesaid, this Lease shall continue, except that thereafter the Fixed Rent shall be reduced to an amount equal to an amount determined in accordance with paragraph 4.2 hereof.

        14.4 Tenant further agrees that if, at any time after the date hereof, the whole or any part of Tenant's interest under this Lease shall be taken or condemned by any competent authority for its or their temporary sue or occupancy, this Lease shall not terminate by reason thereof and Tenant shall continue to pay, in the manner and at the time herein specified, the full amount of the Fixed Tent, Impositions, and all additional rent and other charges payable by Tenant may be prevented from so doing pursuant to the terms of the order of the condemning authority , to perform and observe all of the other terms, covenants, conditions and obligation hereof upon the part of Tenant to be performed and observed, as though such taking had not occurred. In the event of any such taking as in the paragraph 14.4 referred to, Tenant shall be entitled to receive the entire amount of any award made for such taking, whether paid by way of damages, rent or otherwise, but if such period to temporary use or occupancy shall extend beyond the expiration date of this

Lease such award shall be apportioned between Landlord and Tenant as of such date of expiration of the term hereof. Tenant agrees that, upon the termination of any such period of temporary use of occupancy it will, at its sole cost and expense, restore the Demised Premises as nearly may be practicable, to the condition in which the same were immediately prior to such taking.

        14.5 Tenant shall have a right to make a claim in any proceeding for its trade fixtures and moving expenses provided same do not adversely affect Landlord or Landlord's rights.

        Article 15:   SELF-HELP

        Tenant covenants and agrees that if it shall at any time fail to make any payments or perform any act which the Tenant is obligated to make or perform under this Lease then the Landlord may, but shall not be obligated so to do, after Tenant's time to make any such payment of perform any such act as provided in Article 16 has expired, and without waiving, or releasing the Tenant from, any obligations of the Tenant in this Lease contained, make any payment or perform any act which the Tenant is obligated to perform under this Lease, in such manner and to such extent as shall be necessary, and in exercising any such rights, pay necessary and incidental cost and expenses, employ counsel and incur and pay reasonable attorney's fees. Notwithstanding the foregoing, Landlord may make any such payment or perform any such act before Tenant's time to do so as provided in Article 16 has expired if the same is necessary or required for the preservation or protection of the Demised Premises. All sums so paid by Landlord and all necessary and incidental costs and expenses in connection with the performance of any such act by Landlord, together with interest thereon at the then prime rate charged by Chemical Bank, New York, New York, plus $% on the date of the making of such expenditure by Landlord, shall be deemed additional rent hereunder and, except as otherwise in the Lease expressly provided, shall be payable to Landlord on demand or at the option of the Landlord may be added to any rent then due to thereafter becoming due under this lease, and Tenant covenants to pay any such sum or sums with interest as aforesaid and Landlord shall have (in addition to any other right or remedy of Landlord) the same rights and remedies in the event of non-payment thereof by Tenant as in the case of default by Tenant in the payment of rent.

        Section 16:   CONDITIONAL LIMITATIONS- DEFAULT PROVISIONS

        16.1 This lease and the demised term are subject to the limitation that, if at any time after the date hereof, any one of the following events (hereinafter called an "event of default") shall occur, that is to say:

        (a) If Tenant shall make an assignment for the benefit of its creditors; or

        (b) If any petition shall be filed by or against Tenant in any court, whether or not pursuant to any statute of any State, in an reorganization, composition, extension arrangement or insolvency proceedings, and the same is not dismissed in 30 days as respects a petition filed against Tenant provided during such period Tenant continues to pay all rent, Impositions and other charges and perform all of its obligations under this lease; or

        (c) If, Tenant, or a trustee or custodian appointed for all or a substantial portion of Tenant's property pursuant to the provisions of any insolvency, bankruptcy, reorganization or other law then in effect, shall fail within the time provided by law and order of a court having competent jurisdiction to provide Landlord with adequate protection as the item is used in 11 USC 361 and specifically the "indubitable equivalent" of Landlord's interest in the Demised Premised as Premises as provided in 11 USC (3) ; or

        (d) If Tenant shall assign, mortgage or encumber this Lease, or sublet the whole or any part of the Demised Premises, otherwise than as expressly Permitted hereunder; or

        (e) If Tenant shall fail to pay any installment of the Fixed Rent set forth in this lease provided for in Article 4 and Article 39 of this Lease, or in any part thereof when same is due and payable; or

        (f) If Tenant shall fail to pay any item of additional rent or any other charge required to be paid by Tenant hereunder (other than the payment of the rental as set forth in said Article 4) and such failure shall continue for ten (10) days after notice thereof, from Landlord to Tenant; or

        (g) If Tenant shall fail to perform or observe any other requirement of this lease (not hereinbefore in this paragraph 16.1 specifically referred to ) on the part of Tenant to be performed or observed and such failure shall continue for fifteen (15) days after written notice, thereof from Landlord to Tenant (subject, however, to the provisions of paragraph 16.6);or

        (h) If Tenant shall abandon the Premises or fail to keep the Premises occupied to the extent necessary to maintain fire insurance coverage; or

        (i) If a petition or a proceeding is filed of commenced by or against Tenant or a substantial portion of Tenant's property whereupon the Premises shall be, or attempted to be , taken or occupied by someone other than Tenant; or

        (j) If a petition or a proceeding is filed of commenced by or against Tenant for its dissolution or liquidation (other than in connection with any merger provided same as is consented to or permitted hereunder), or if it property is taken by any governmental authority in connection with a dissolution or liquidation, and if filed or commenced against Tenant the same is not dismissed within (30) days;

        (k) If Tenant shall fail to pay to Landlord or an affiliated entity any amount due in connection with orders for extra work, material and/or equipment made by Tenant in connection with the construction of finishing of the Building and if said default is not cured by Tenant within fifteen (15) days of written notice from Landlord or contested by the institution of appropriate proceedings; or

        (l) If Tenant shall breach any of its obligations or covenants contain in Article 35 of this lease;

        Then upon the happening of any one or more of the aforementioned events of default, and the expiration of the period of time for curing the same, Landlord may give to Tenant a notice (hereinafter called "notice of termination") and at the expiration of such fifteen (15) days, the term hereof, a s well as all of the right, title and interest of Tenant hereunder, shall wholly cease and expire in the same manner and with the same force and effect as if the date of expiration of such fifteen (15) days period were the date originally specified herein for the expiration of this Lease and the demised term, and Tenant shall remain liable as hereinafter provided.

        16.2 If this lease shall not be terminated as in the preceding paragraph
16.1 hereof provided, Landlord or Landlord's agents or servants, may immediately or at any time thereafter re-enter the Demised Premises and remove therefrom Tenant , its agents, employees, servants, licensees, and any subtenants and other persons, firms, or corporations, and all or any of its or their property therefrom, either by summary dispossess proceedings or by any suitable action or proceeding at law, without being liable to indictment, prosecution or damages therefore, and repossess and enjoy said Premises, together with all additions, alterations and improvements thereto.

        16.3 In case of any such termination, re-entry or dispossess by summary proceedings or otherwise, Tenant agrees that:

        (a) The Fixed Rent, additional rents, Impositions and all other charges required to be paid by Tenant hereunder shall thereupon become due and be paid up to the time such termination, re-entry or dispossess, and Tenant shall also pay to Landlord all reasonable expenses which Landlord may then or thereafter incur for legal expenses attorneys' fees, brokerage commissions, and all other costs paid or incurred by Landlord for restoring the Demised Premises to good order and condition and for altering and otherwise preparing the same for reletting.

        (b) Landlord may, at any time from time to time, relet the Demised Premises, in whole or in part, either in its own name or as agent of Tenant, for a term or terms which, at Landlord's option, may be for the remainder of the current term of this lease, or for any longer or shorter period and grant free rent concessions in connection therewith.

        (c) Tenant shall be obligated to and agree to pay to Landlord, upon demand, ad Landlord shall be entitled to recover from Tenant, damages in an amount equal to the excess, if any, of all Fixed Rent, additional rents, Impositions and other charges and items as would be required hereunder to be paid to be paid by Tenant for each calendar month had this lease and the demised term been so terminated, or had Landlord not so re-entered, over the rents, if any , collected by Landlord in respect of such calendar month pursuant to any reletting. Said damages shall be payable by Tenant to the Landlord in monthly installments in the same manner as Fixed Rent hereunder, and any suite or action brought to collect the amount of the deficiency for any month shall not prejudice in any way the right if Landlord to collect the deficiency for any subsequent month by a similar proceeding.

        (d) If the statute or rule of law governing Landlord's claim for damages shall limit the amount of such claim capable of being so proved and allowed, Landlord shall be entitled to prove as and for liquidated damages and have allowed an amount equal to the maximum allowed by or under any such statute or rule of law.

        16.4 In Connection with any leasing, Landlord at its option, may make such alterations, repairs and/or decorations in the Demised Premises as in its reasonable judgment Landlord considers advisable and necessary, and the making of such alterations, repairs and/or decorations shall not operate or be construed to release Tenant from liability hereunder. Landlord shall be in no event be liable in any way whatsoever for failure to relet, for failure to collect rent thereof under such reletting; and in no event shall Tenant be entitled to receive any excess of such annual rents over the sums payable by Tenant to Landlord from time to time at is election, and nothing herein contained shall be deemed to require Landlord to postpone suite until the date when the term of this Lease would have expired if it had not been terminated under the provisions of this Lease, or under any provision of law, or had Landlord not re-entered into or upon the Demised Premises.

        16.5 Tenant, for itself an any and all persons claiming through or under Tenant, including but not limited to its creditors, upon the termination of this lease and of the demised term in accordance with the terms hereof, or in the event of entry of judgment for the recovery of the possession of the Demised Premises by process o flaw or otherwise, hereby waives any right or redemption provided or permitted by any statute, law or decision now or hereafter in force, and does hereby waive, surrender and give up all rights an privileges which it or they may or might have under and by reason of any present or future law or decision, to redeem the Demised Premises or for a continuation of this Lease after having been dispossessed or ejected therefrom by process of law, or otherwise. Tenant waives all right to trial by jury in any action or summary other judicial proceeding hereafter instituted by Landlord against Tenant in respect of the Demised Premises.

        16.6 Anything in this Article 16 to the contrary notwithstanding, it is expressly understood that, with respect to any event of default within the purview of subdivision (g) of Article 16 hereof, if such event of default cannot for reasons beyond Tenants control be cured within the period of forty-five (45) days provided for in said subdivision (g), the Landlord shall not be entitled to serve a notice of termination up Tenant, as provided in said Article 16.1, if Tenant shall commence the curing of such default promptly upon the cessation of the reasons beyond Tenant's control which prevented Tenant from curing the default not susceptible of being cured with due diligence within such period of
(45) days, time of Tenant within which to cure the same shall be extended for such period as may be necessary to complete the dame with all due diligence.

        16.7 The words "re-inter" and "re-entry" as used herein are not restricted to their technical legal meeting.

        16.8 In the event that a petition shall be filed by or against Tenant in any bankruptcy, reorganization, composition, arrangement, or insolvency proceeding pursuant to the provisions of the present bankruptcy Code or any subsequent Act similar thereto or amending same, demand shall be deemed automatically made for relief from the imposition of the automatic stay presently imposed by 11 USC 362 or such later Section as shall be deemed the request of Landlord for a hearing to be held with regard to the modification, termination, or lifting of said stay and shall be deemed effective as of the date of filing of said stay and shall be deemed effective as of the date of filing of said petition or by or against Tenant.

        Article 17:   CUMULATIVE REMEDIES, WAIVER, ORAL CHANGE

        17.1 Every term, condition, agreement or provision contained in the Lease shall be deemed to be also a covenant,

        17.2 The specified remedies to which the Landlord may resort under the terms of this lease are cumulative and are not intended to be exclusive of any other remedies or means of redress to which Landlord may be lawfully entitled in case of any breach by Tenant of any provision of this Lease.

        17.3 The failure of Landlord or Tenant to insist in any one or more cases upon the strict performance of any of the terms, covenants, conditions, provisions or agreements of this Lease or to exercise any option herein contained shall not be construed as a waiver or a relinquishment for the future of any such term, covenant, condition, provision agreement or option. A receipt and acceptance by Landlord of rent or any other payment, or the acceptance by Landlord of performance of anything required by this Lease to be performed, with the knowledge of the breach of any term, covenant, condition provision or agreement of this Lease, shall not be deemed a waiver of such breach, nor shall any such acceptance of rent in a lesser amount than is herein provided for (regardless of any endorsement on any check or any statement in any letter accompanying any payment of rent) operate or be construed as an accord and satisfaction or in any manner other than as payment on account of the earliest rent then unpaid by Tenant, and no waiver by Landlord of any term, covenant, conditions, provision or agreement of this Lease shall be deemed to have been made unless expressed in writing and signed by Landlord.

        17.4 In addition to the other remedies in this Lease provided, Landlord shall be entitled to the restraint by injunction of any violation or attempted or threatened violation, of any of the terms, covenants, conditions, provisions or agreements of this Lease.

        17.5 This Lease may not be changed orally, but only by agreement in writing signed by the party against whom enforcement of the change, modification or discharge is sought or by his agent.

        Article 18:   QUIET ENJOYMENT

        Landlord covenants and agrees that Tenant, upon payment the rent and all charges herein provided for and performing and observing the covenants, conditions, and agreements hereof upon the part of Tenant to be performed and observed, shall and may peaceably hold and enjoy the said Premise during the term hereof, without any hindrance or molestation from Landlord, subject, however, to the terms of this Lease and any fee mortgage or mortgage of the Ground Lease, to which this Lease is subordinate.

        Article 19:   SURRENDER OF PREMISES

        Tenant shall, upon the expiration or termination of this Lease for any reason whatsoever, surrender to Landlord the Demised Premises, together with all alterations (unless Landlord shall elect otherwise as hereinbefore provided) and replacements thereof then on the Demised Premises, in good order, condition and repair, except for reasonable wear and tear. Title to all of Tenant's trade fixtures, furniture and equipment (other than Building equipment) installed in the Demised Premises shall remain in Tenant, and upon expiration or other termination of this Lease, the same shall be removed and any resultant damage to the Demised Premises shall be repaired, by and at the expense of Tenant.

        Article 20:   ASSIGNMENTS, SUBLETTING AND ENCUMBRANCES

20.1 Tenant shall not assign, mortgage or otherwise encumber this Lease, or sublet all or any part of the Premises, without the prior written consent of Landlord in each instance. Landlord may condition its consent to an assignment of this Lease upon Tenant's delivery to Landlord, in recordable form, and within three (3) days after its execution, by ( i) a duplicate original of the assignment, and (ii) an agreement wherein assumes and agrees to keep, observe and perform all of the covenants, conditions and obligations to be kept, performed and observed under Lease on the part of Tenant. Landlord shall not unreasonably withhold or delay its consent to any sublease; provided, however, at no time shall there be more than three (3) subleases in effect with regard to the Premises, excluding bonafide subsidiary corporations. Notwithstanding any assignment, Tenant hereby agrees at all times to be and remain primarily and jointly liable on this Lease. If this Lease be assigned or if the Premises or any part thereof be sublet or occupied by anybody other than Tenant, Landlord may, after default by Tenant, collect Rent from the assignee, subtenant or occupant, and apply the net amount collected to the Rent herein reserved, but no such assignment, subletting, occupancy or collection shall be deemed a waiver of this covenant, or the acceptance of the assignee, subtenant or occupant as Tenant, or a release of Tenant from the further performance by Tenant of the terms, covenants and conditions of this Lease on the part of Tenant to be performed. Any violation of any provision of this Lease, whether by act or omission, by an assignee, subtenant or similar occupant, shall be deemed a violation of such provision by Tenant, it being the intention and meaning of the parties hereto that Tenant shall assume and be liable to Landlord for any and all acts and omissions of any and all assignees, subtenant and similar occupants. The consent by Landlord to an assignment, encumbrance or subletting shall not be construed in any way to relieve Tenant from obtaining the express consent in writing of Landlord to any further assignment, encumbrance or writing of Landlord to any further assignment, encumbrance or subletting. In the event the rent and other charges payable in connection with such assignment or subletting exceed the fixed rent, additional rent and Impositions payable hereunder such excess amount shall be payable to Landlord as additional rent.

     20.2

        (a) If Tenant desires to assign this Lease or to sublet all or part of the Demised Premises, it shall make written application to Landlord for Landlord's consent to the making of such assignment or subletting, which application shall set forth the name and address of the proposed assignee or subtenant and in the case of any assignment, the full and complete terms and conditions of the assignment, and in the case of a subletting the exact space to be sublet, the amount of the rental to be paid by the subtenant if the sublease will cover all or substantially all of the Demised Premises, and a statement of all of the Material terms and conditions of the sublease.

        (b) In the event Tenant desires to assign this Lease or sublet all or a portion of the space in the Building, Landlord shall have the right within twenty-one (21) days after receipt of said application to terminate this lease by giving Tenant notice of its election to do so and such termination shall become effective date of the earlier than thirty (30) days after the giving of such notice, and the Fixed Rent, additional rent and all other charges payable by Tenant shall be so adjusted and apportioned as of the date of termination. If Landlord does not elect to terminate this Lease as aforesaid, Tenant shall have the right to enter into the assignment or sublease which gave rise to Landlord's right of termination.

     20.3 Notwithstanding the foregoing provisions, Tenant may:

                (i) sublet any part of the Premises to any parent affiliate or wholly owned subsidiary of Tenant; or

                (ii) assign this Lease to any parent, affiliate, or wholly owned subsidiary of Tenant; or

                (iii) assign this Lease to a corporation, or subsidiary of a corporation, into which Tenant is merged or consolidated, or to which all or substantially all of Tenant's assets (provided this Lease is not the sole or most substantial asset of Tenant) and business as a continuing concern are transferred, or to any corporation which controls or is controlled by Tenant or is under common control with Tenant provided, this in any of such events the corporation or its subsidiary succeeding to Tenant has a net worth computed in accordance with generally accepted accounting principles equal to or greater than (1) the net worth of Tenant at the date immediately prior to such merger, consolidation or transfer, or (2) the net worth of Tenant on the date of this Lease whichever is greater;

provided, however, the Tenant shall at all times be and remain primarily and jointly liable under this Lease despite any such subletting or assignment, except that in connection with a permitted assignment under (iii) above, Tenant shall be released from any an all further obligation of liability hereunder upon the delivery to Landlord of (a) a duplicate original of the assignment, and (b) an agreement wherein the assignee assumes and agrees to keep, observe, and perform the obligations to be kept, performed and observed under this Lease on the part of Tenant.

        ARTICLE 21:   ESTOPPEL CERTIFICATES

        Landlord and Tenant agree at any time and from time to time, upon not less than five (5) days prior request by either party to execute, acknowledge and deliver to each other a statement in writing certifying that this Lease in unmodified and in full force and effect (or if there have been modifications that the same is in full force and effect as modified and stating the modification), and the dates to which the rent and other charges have been paid in advance, and if there are any defaults or rent abatements or offsets claimed by either party; it being intended that any such statement delivered pursuant to this Article may be relied upon by any prospective purchaser or mortgagee or assignee of any mortgage of the Demised Premises by Landlord and relied upon by any permitted subtenant, assignee, lender or purchaser of the Tenant. Nothing herein shall be construed as permitting the Tenant to sell, assign, mortgage or otherwise encumber its interest in the Demised Premises other than expressly provided for in the Lease.

        Article 22:   SUBORDINATION AND NON-DISTURBANCE

        22.1 This Lease is and shall be subject and subordinate to the lien of any fee or Ground Lease mortgage or mortgages on or affecting the Demised Premises, or any part thereof, at the date hereof, and to any mortgage or mortgages hereafter made affecting the Demised Premises, and to all renewals, modifications, consolidation, replacements or extensions thereof, irrespective of the time of recording such mortgage. The provisions of this subordination shall be automatic and no further instruments as may be reasonably desired by the holders of said mortgages. Tenant hereby appoints Landlord the irrevocable attorney-in-fact of Tenant to execute and deliver any such instruments for Tenant.

        22.2 The foregoing provisions of paragraph 22.1 are expressly conditioned upon any such mortgagee executing and delivering to Tenant and agreement, in form for recording pursuant to which such mortgagee shall agree that the lease-hold estate granted to Tenant hereunder and the rights of Tenant pursuant to this Lease to quiet and peaceful possession under this Lease will not be terminated, modified, affected or disturbed by any action which any such mortgagee may take to foreclose any such mortgage or to enforce the rights or remedies of the holder thereof, so long as an event of default shall not have occurred under this Lease and Tenant shall pay the fixed annual net rent, Impositions and additional rents, within the applicable grace periods without offsets or defenses thereto, except as otherwise herewith expressly set forth, and shall fully perform and comply with all terms, covenants, conditions and provisions of this Lease on the part of the Tenant hereunder to be performed or complied with and shall attorn to such mortgagee.

        Article 23:   NOTICES

        All notices, demand and requests which are required or desired to be given by either party to the other shall be in writing and shall be either hand delivered or sent by United States registered or certified mail, return receipt requested, addressed to Landlord at its address set forth above and to Tenant at the Demised Premises, or at such other place as either part may from time to time designate in a written notice to the other party. Notices, demands, and requests which are served upon Landlord or Tenant in the manner aforesaid, shall be deemed to have been given or served when hand delivered or on the date indicated on the return receipt as the date of delivery.

        Article 24:   CAPTIONS AND MARGINAL NOTES

        The captions and marginal notes of this lease are for convenience and reference only, and in now any define, limit or described the scope or intent of this lease nor in any way affect this lease.

        Article 25:   ENTIRE AGREEMENT

        This instrument constitutes the entire agreement between the parties and there are no verbal or collateral understanding, agreements representations or warranties not expressly set for herein.

        Article 26:   COVENANTS BINDING ON RESPECTIVE PARTIES

        Subject to the provisions of Article 20 hereof, the terms and conditions, covenants shall be binding upon an inure to the benefit of the parties hereto and their respective successors and assigns.

        Article 27:   BROKERAGE

        The parties hereto each agree and represent to the other that no broker was in any way instrumental or had any part in bringing about this lease. Landlord and Tenant agree to indemnify, defend, and hold harmless each other from and against all loss, liability, cost and expenses (including, without limitation, reasonable attorney's fees) resulting from any claim made by any broker, or other person claiming a commission, fee, or other compensation by reason of this lease, if such claim shall arise by, of this lease, if such claim shall arise by, through or on account of any act of the indemnifying party or its representatives.

        Article 28:   SIGNS

        Tenant shall not place any signs on the roof, exterior walls or ground of the Demised Premises without first obtaining Landlord's written consent thereto, which consent shall not be unreasonably withheld or delayed. In placing any signs on or about the Demised Premises, Tenant shall, at its expense, comply with all applicable laws and regulations of the governmental authorities having jurisdiction and obtain all required permits and/or licenses.

        Article 29:   HOLDOVER

If Tenant continues in the occupancy of the Premises after the expiration of the term or any extended term, such occupancy shall be deemed a tenancy from month to moth upon the terms, covenants, conditions, and rental rate in effect upon the expiration of the term, except that the fixed annual net rental shall be at 2-1/2 times such rental as was in effect upon expiration of the term. The provisions of this Article shall not be construed to relieve Tenant from liability to Landlord for damages resulting from any such holding over.

        Article 30:   SHORT FORM LEASE

        The parties will at any time at the request of either one execute duplicate originals of an instrument in recordable form which will constitute a short form of lease, setting forth a description of the Demised Premises, the term of the Lease any other portions hereof, except the rent provisions, that either party may request.

        Article 31:   SECURITY

        Tenant shall deposit an amount equal to two (2) months rent as security for its faithful performance of the terms of this Lease upon execution,. Provided Tenant is not in default under the terms of this Lease, said security deposit shall be returned to Tenant without interest at the end of the Lease term or any extensions thereof.

        Article 32:   LIMITATION OF LIABILITY

        Landlord shall be under no personal liability with respect to any of the provisions of the Lease, and if it is in breach or default with respect to its obligations or otherwise, under this Lease, Tenant shall look solely to the equity of Landlord in the premises for the satisfaction of Tenant's remedies. It is expressly understood and agreed that Landlord's liability under the terms, covenants, warranties and obligations of this Lease shall in no event exceed the loss of its equity in the Premises.

        Article 33:   TENANT'S FINANCIAL STATEMENTS

        33.1 In addition to Tenant's obligations pursuant to Article 34 of this Lease, Tenant and any subtenant or assignee shall, upon written request, furnish to Landlord a copy of its then current financial statement which shall be employed by Landlord in connection with the financing of the Premises. Any adverse modification of the financial condition of Tenant or any subtenant or assignee shall be furnished to Landlord in writing forthwith and without demand by Landlord for same.

        Article 34:   GROUND LEASE

        34.1 This lease is subject to the terms, covenants and conditions of a certain ground lease (the "Ground Lease"), a copy of which has been furnished to Tenant.

        Article 35:   TAX EXEMPT FINANCING

        35.1 As used in this Article 34, the following terms, have the meaning indicated:

                a) "Aggregate Amount"--The aggregate amount of the Financing and the Capital Expenditures.

                b) "Capital Expenditures"--The capital expenditures referred to in IRC Section 103 (b) (6) (d) (ii) which under such section are taken into account in determining the qualification of the Financing under IRC Section 103
                        (b) (6) (other than capital expenditures financed out of the proceeds of the Financing).

                c) "Expenditure Excess"--The excess of (x) the aggregate amount offer (y) $10,000.00

                d)      "Financing"--As defined in Section 35.1

                e)      "IRC" Internal Revenue Code.

                f)      "IRS"--Internal Revenue Service

                g) "Loss"-- any loss, or other cost (including reasonable attorneys fees) resulting from a loss of Exemption.

                h) "Loss of Exemption"--Loss of tax-exempt status of the Financing or acceleration of the obligation to repay the Financing resulting from an alleged loss of the tax-exempt status of the Financing .

                i) "Loss Month"--The month on which the loss of Exemption occurs.

                j)      "NJEDA"- New Jersey Economic Development Authority.

                k)      "Regs"--Income Tax Regulations

                l) "Related Person"--Any person related to the Tenant or a {partner in the Tenant within the meaning of IRC Section 103 (b) (6) (C) (other than the Landlord).

                m) "Tenant Excess"--The excess of (x) the aggregate amount of Capital Expenditures made or caused to be made by the Tenant , any related persons and Tenant space users over
                        (y) $_________.

                n) "Tenant Space Principal User"--Any Tenant space user who is "principal user" within the meaning of IRC Section 103 (b) (6) (E) (ii) with respect to the Land and Building (and including for this purpose any partnership that is such a principal user).

                o) "Tenant Space user"--Any person using any portion of the Demised Premises.

        35.2 Tenant acknowledges that a material inducement for Landlord, to enter into this Lease is Landlord's ability to obtain through the auspices of NJEDA, financing in the amount of $_________ for the construction of the Building, that interest on which will exempt from federal income tax under IRC
Section 103 (a) (1) by virtue of IRC Section 103 (b) (6) (D) (the "financing").

        35.3 Tenant agrees upon reasonable notice to execute all necessary application forms and to furnish all necessary financial, employment and other data necessary to support Landlord's application for financing assistance.

        35.4 Tenant covenants to keep, perform and observe and to cause all Tenant Space Users to keep , perform, and observe, all of the terms, covenants and conditions necessary to maintain NJEDA financing assistance.

        35.5 Tenant represents and agrees that (a) neither Tenant , any related Person or any Tenant Space Principal User has been or will be a "principal; user" within the meaning of ode Section 103 (b) (6) (E) (ii) , or a partner in a partnership that is a "principal user" as so defined, with respect to any facility other than the

Land and Building capital expenditures with respect to which would be taken into account under IRC Section 103 (b) (6) (D) for purposes of determining qualification under IRC Section 103 (b) (6) of the Financing; (b) neither Tenant, any related Person or any Tenant Space User has made or caused to be made Capital Expenditures which for purposes of IRC Section 103 (b) are treated as having been made with respect to the land and Building aggregating more than $__________, and (c) the aggregate face amount of industrial development bonds (other than the bonds issued under the Financing ) which are or will be allocated to Tenant and all related persons under code section 103(b) (15) does not and will not exceed $---------. Tenant further agrees that it will execute and file with the IRS (a) the supplementary statements required by Regs. Section 1.103-10 (b) (2) (vi) (c) and (b) any other statement schedules, affidavits or other documents reasonably requested by Landlord for the purpose in insuring qualification of the Financing under IRC Section 103 (b) (6) and that it will deliver to Landlord executed copies of any documents so field with the Service. If there is a Loss of Exemption which results from a breach of the covenants set forth in this section, Tenant shall indemnify Landlord for the full amount of the Loss.

        35.6    Any breach of covenants set forth

        Article by Tenant, its subtenants, or assigns shall be considered a default of this Lease and shall subject the Tenant to such remedies as are provided to the Landlord in Article 15 of this Lease and to the payment of such damages to Landlord as are provided by Law.

        Article 36:   CONTINGENCIES

        In the event all required governmental approvals and as commitment for the proposed renovations are not obtained within ninety (90) days of the date of this Lease, Landlord shall have the right, upon written notice to Tenant to terminate this Lease.

        Article 37:   ARBITRATION

        In the event the Landlord or the Tenant requests arbitration in order to resolve a dispute where resolution of such dispute by arbitration is specifically provided in this Lease, same shall be done in accordance with this Article. The party requesting arbitration shall do so by giving notice to the effect to the other party, specifying in said notice the nature of the dispute, and said dispute shall be determined in Newark, New Jersey, by a single arbitrator, in accordance with the rules then obtaining of the American Arbitration Association (or any organization which is the successor thereto). The order in such arbitration may be enforced on the application of either party by the order or judgement of a court of competent jurisdiction. The fees and expenses of any arbitration shall be borne by the parties equally, but each party shall bear the expense of its own attorneys and experts and the additional expenses of presenting its own proof.

        Article 38:   EXTENSION OF TERM

        38.1 If Tenant shall not then be in default in observing or performing any of the terms, covenants and conditions of this Lease, Tenant shall have the option to extend the Term for three (3) additional periods of four (4) years at a Fixed Rent determined in accordance with Paragraph 38.2 below (instead of the Fixed Rent herein reserved for the original Term), and otherwise upon the terms, covenants and conditions of the Lease in effect at the expiration of the original Term. The first such four (4) year period herein referred to as the "First Extended Period", the second such period herein referred to as the "Second Extended Period" the third such period herein referred to as the "Third Extended Period". Such option to extend may be exercised only by Tenant giving written notice to Landlord of its election to extend the term at lease on (1) year before the expiration of the lease period immediately preceding such Extended Period. Upon Tenant's giving such notice, the Term shall be extended automatically without the execution of an extension agreement or other instrument. It is expressly agreed that Tenant shall not have an option to extend the Term beyond the expiration of the Fourth Extended Period. If Tenant shall be in default in observing or performing any of the terms, covenants and conditions of this Lease at the time of the commencement of any Extended Period, or if this Lease shall be terminated before the commencement of the next Extended Period, Tenant's option to Extend the Term, or its exercise thereof, or the Extended Period created by any such exercise, shall be abrogated and rendered null an void. In default of such notice, Tenant's options to extend this Lease shall terminate and be deemed waived by Tenant. Tenant may not exercise its option to extend hereunder independent of an assignment of the Lease.

        38.2 The Fixed Rent during the Extended Periods shall be determined as provided on the Rent Schedule for the Extended Periods annexed hereto as Exhibit C.

        IN WITNESS WHEREOF, the partied hereby affix their respective signatures as of the day and year first above written.

                                    Landlord:
                                    SALPAT REALTY, INC. CORP.
                                    A New Jersey Corporation

ATTEST:

/s/ DONNA D'VIALO                   BY  /s/ SALVATORE P. GIARDINA

ATTEST:                             Tenant:
                                    F&G MECHANICAL CORP.

/s/ JULIA VISAGGIO                  BY  /s/ SALVATORE FICHERA

                                    EXHIBIT C

                                  RENT SCHEDULE

       The Fixed Annual Net Rent shall be computed at the following rates:

        WAREHOUSE SPACE      ---    $ 6.00 PER SQUARE FOOT
        OFFICE SPACE         ---    $13.00 PER SQUARE FOOT

        The parties agree that the Warehouse space in the Demised Premises equal 7,311 square feet and the office space equals 7,624 square feet. The net annual rent shall therefore equals $146,790.00 per year during the five (5) year term.

                                  SCHEDULE C-1

        In addition to the base rent provided in this lease, Tenant agrees to pay as additional rent a cost of living increase as hereinafter computer during each renewal period.

   (a) (1) As promptly as practicable after the end of the initial five year term of this lease and each renewal period thereafter, the Landlord shall compute the increase, if any, in the cost of living for the preceding five year period based upon the "Revised Consumers Price Index - Cities (1957-59-100)" (hereinafter called the Index), published by the Bureau of Labor Statistics of the United States Department of Labor.

          (2) The Index number indicate on the column for the City of New York, entitled "all items," for the month of April, 1990 shall be the "base index number" and the corresponding Index number for the month of April 1994, and each Fifth anniversary thereafter, shall be the "Current Index number."

          (3) The current Index number shall be divided by the base Index Number, For the quotient thereof, there shall be subtracted the integer 1, and any resulting positive number shall be deemed to be the percentage of increase in the cost of living.

          (4) The percentage of increase multiplied by the monthly base rent shall be the increase required to be determined by this paragraph.

          (5) The Landlord shall, within a reasonable time after obtaining the appropriate data necessary for computing such increase, give the Tenant notice of any increase so determined, and the Landlord's computation thereof shall be conclusive and binding but shall not preclude any adjustment which may be required in the event of a published amendment of the index figures upon which the computation was based unless the Tenant shall, within 60 days after the giving of such notice, notify the Landlord of any claimed error within.

        (b) The fixed monthly rent, as so determined, shall be due and payable to the Landlord in equal monthly installments commencing with the first month of the Fifth year of the term of this lease (any retroactive payments then due being payable within five days after the giving of such notice), and in the event any subsequent redetermination of such amount the adjustment thus indicated shall be promptly between the Landlord and the Tenant and on each Fifth anniversary thereafter.

        (c) If publication of the Consumers Price Index shall be discontinued, the parties hereto shall thereafter accept comparable statistics on the cost of living for the City of New York, as they shall be computed and published by an agency of the United State or by a responsible financial periodical of recognized authority then to be selected by the parties hereto, or, if the parties cannot agree upon a selection by arbitration. In the event of (1) use of comparable statistics in place of the Consumers Price Index as above mentioned, or (2) Publication of the Index figures at other monthly intervals, there shall be made in the method of computation herein provided for such revisions as the circumstances may require to carry out the intent of this paragraph, and may dispute between the partied as to the making of such adjustment shall be determined by arbitration.